SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                               October 12, 2004
              Date of Report (Date of earliest event reported)


                              OBN Holdings, Inc.
           (Exact name of registrant as specified in its charter)



                                    Nevada
                (State or other jurisdiction of incorporation)


        333-108300                              81-0592921
  (Commission File Number)                (IRS Employer Identification No.)


          8275 South Eastern Ave., Suite 200; Las Vegas, Nevada 89123
                    (address of principal executive offices)


                                (702) 435-0544
              (Registrant's telephone number, including area code)

        (Former name and former address, if changed since last report.)


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Item 8.01.  Other Events

Termination of Offering.

Because the registrant has determined that it has sufficient capital available for its currently anticipated projects, the registrant has elected to terminate its offering pursuant to the registration statement filed on Form SB-2 on June 15, 2004 (File No. 333-116514) effective October 12, 2004. The registrant issued a total of 308,000 shares pursuant to the offering.



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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: October 12 2004
OBN Holdings, Inc.



By:     /s/ Roger Neal Smith
   ---------------------------------
	Roger Neal Smith
	Chief Executive Officer




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